EXHIBIT 99.1 LLEX:NYSE American LILIS ENERGY ANNOUNCES NEW CREDIT AGREEMENT CONVERSION OF ~$68 MILLION OF SECOND LIEN TERM LOAN TO EQUITY LOWERING COST OF CAPITAL TO DELINEATE AND ACQUIRE ACREAGE HOUSTON, TEXAS – October 10, 2018 – Lilis Energy, Inc. (NYSE American: LLEX), an exploration and development company operating in the Permian Basin of west Texas and southeastern New Mexico, today announced the Company has entered into a five-year, $500 million credit agreement. The credit agreement provides for a senior secured reserve based revolving credit facility with an initial borrowing base of $95 million. The credit facility matures on October 10, 2023 and is secured by substantially all of the Company’s assets. The credit facility is led by BMO Capital Markets Corp. and SunTrust Robinson Humphrey, Inc. as Joint Lead Arrangers; BMO Harris Bank, N.A. as Administrative Agent; SunTrust Bank as Syndication Agent; Capital One, N.A. as Documentation Agent, and Credit Suisse AG. The Company also announced the exchange of approximately $68 million of the existing second lien term debt to equity, in connection with the new credit facility. HIGHLIGHTS • Initial borrowing base of $95 million which can be expanded in the future • Maximum facility borrowing amount of $500 million • Proceeds of the new credit facility will be used to repay the Company’s existing $50 million first lien term loan, fund future drilling program and for general corporate purposes • Värde will exchange the approximately $68 million claim amount of its second lien term loan for a combination of preferred and common equity: o Newly issued Series D Preferred, representing 57.5% of claim value or $39 million under the same terms as second lien term loan o Newly issued common equity represents a claim value of 42.5%, or $29 million of 5.8 million shares (based on $5.00 per share conversion price) • Concurrent with the second lien debt conversion, Lilis will issue an additional $25 million tack-on to the existing Series C Preferred equity (same terms as original) to further enhance liquidity and position the Company to take advantage of identified accretive acquisition opportunities: o Identified acreage and production acquisition in Lilis’ core area in Texas o Additional acreage acquisitions also identified Ronald D. Ormand, Lilis Energy’s Chairman and Chief Executive Officer, commented: “These transactions, including the new reserve based credit facility and the exchange of equity, place the Company in a position of increased financial strength through reduced leverage and increased liquidity. The transactions enhance our current liquidity position by approximately $60 million and improve our ability to access capital at significantly lower costs through the RBL’s capacity for growth. The culmination of these transactions is a significant initial step toward the simplification and evolution of our balance sheet to meet the future growth of our business.

The recent announcement of additional capacity in the Permian Basin further supports our long-term takeaway initiatives and will provide additional revenue enhancements in the near future and in 2019. We have long-term agreements in place to capitalize on these developments. We will provide an operational update before month’s end and remain on track to meet and exceed our 2018 production exit rate of 8,000 boepd guidance before year end,” added Mr. Ormand. About Lilis Energy, Inc. Lilis Energy, Inc. (NYSE American: LLEX) is a Houston-based independent oil and gas exploration and production company that operates in the Permian's Delaware Basin, considered amongst the leading resource plays in North America. Lilis' current total net acreage in the Permian Basin is approximately 20,000 acres. Lilis Energy's near-term E&P focus is to grow current reserves and production and pursue strategic acquisitions in its core areas. For more information, please visit www.lilisenergy.com Forward-Looking Statements: This press release contains forward-looking statements within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include all statements regarding wells anticipated to be drilled and placed on production; future levels of drilling activity and associated production and cash flow expectations; the Company's 2018 guidance and capital expenditure forecast; estimated reserve quantities and the present value thereof; and the implementation of the Company's business plans and strategy, as well as statements including the words "believe," "expect," "plans" and words of similar meaning. Forward-looking statements regarding expected production levels are based upon our estimates of the successful completion of drilled wells on schedule. Actual sales production rates from our wells can vary considerably from tested initial production (IP) rates and are subject to natural decline rates over the life of the well. Such forward-looking statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company. These risks include, but are not limited to, our ability to replicate the results described in this release for future wells; the ability to finance our continued exploration, drilling operations and working capital needs; all the other uncertainties, costs and risks involved in exploration and development activities; and the other risks identified in the Company's Annual Report on Form 10-K and its other filings with the Securities and Exchange Commission. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. The forward-looking statements in this press release are made as of the date hereof, and the Company does not undertake any obligation to update the forward-looking statements as a result of new information, future events or otherwise. Contact: Wobbe Ploegsma V.P. Finance & Capital Markets 210-999-5400, ext. 31